UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Artes Medical, Inc. (the “Company”) appointed Michael K. Green as Chief Operating Officer and Chief Financial Officer. The Committee set Mr. Green’s annual salary at $360,000. Mr. Green is eligible to receive a performance-based cash bonus award equal to up to 50% of his base salary. The actual bonus award Mr. Green receives will be prorated based on his service during fiscal 2008 and will be based on two equally weighted performance measures: (i) the Company’s success in achieving its corporate goals for fiscal year 2008, which were previously approved by the Committee and (ii) the individual goals set for Mr. Green by the Company’s Executive Chairman.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 15, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly Chief Legal Officer, General Counsel and Corporate Secretary